EXHIBIT 99.1

S&W Extends Rights Offering Expiration Date to Wednesday, December 20, 2017

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

SACRAMENTO, California - December 20, 2017 - S&W Seed Company (Nasdaq: SANW), an innovative global agricultural company focused on alfalfa, sorghum, sunflower and stevia, today announced that it has extended the expiration date of its rights offering from Tuesday, December 19, 2017 to Wednesday, December 20, 2017. The subscription rights issued by S&W Seed may now be exercised at any time before 5:00 p.m. New York City time on Wednesday, December 20, 2017. The closing of the rights offering remains unchanged, and will be completed on Friday, December 22, 2017.

In the rights offering, S&W Seed distributed non-transferable subscription rights to purchase shares of its common stock to holders of record of its common stock, and warrants to purchase shares of its common stock, as of 5:00 p.m., New York Time on November 22, 2017, the record date for the rights offering. Each whole subscription right entitles the holder thereof to purchase one share of common stock at a subscription price equal to $3.50 per share. Holders as of the record date that exercise their basic subscription rights in full also have oversubscription rights, pursuant to which they may subscribe to purchase additional shares at the subscription price to the extent that not all basic subscription rights are exercised, subject to certain limitations and as more fully described in the prospectus, dated November 22, 2017, relating to the rights offering.

Other than the extension of the expiration date of the rights offering, all of the offering terms described in the prospectus remain the same and apply during the extended subscription period of the rights offering.

S&W Seed has engaged Transfer Online, Inc. to act as information agent with respect to the rights offering. For questions regarding the rights offering, or to obtain copies of the rights offering prospectus and any related materials, please contact Transfer Online, Inc. at 512 SE Salmon Street, Portland, OR 97214 or by telephone at (503) 227-2950.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor will there be any sale of any securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in the San Joaquin Valley of California. S&W's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in alfalfa seed, with significant research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the Western United States, including the San Joaquin and Imperial Valleys of California, Australia, and Canada. S&W sells its seed products in more than 30 countries around the globe. S&W also provides hybrid sorghum and sunflower, and is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements regarding anticipated timing of the rights offering and the advancement of our strategic plans. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected. These and other risks are identified in our filings with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, and in our other filings subsequently made with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.